Exhibit 10-C-6
                                  AMENDMENTS TO
                               FORD MOTOR COMPANY
                         SUPPLEMENTAL COMPENSATION PLAN
                        (Effective as of October 1, 1997)



Paragraph 23c is amended to read as follows:

     "23c. The term 'Subsidiary' shall mean, as applied with respect to any person or legal entity specified, (i) a person or legal entity a majority of the voting stock of which is owned or controlled, directly or indirectly, by the person or legal entity specified or (ii) a limited liability company a majority of the membership interest of which is owned or controlled, directly or indirectly, by the person or legal entity specified."

The first sentence of  Paragraph 23e is amended to read as follows:

     "The term 'Eligible Subsidiary' shall mean, for any particular year for which awards are made, (i) any Consolidated Subsidiary which does not have a Subsidiary Reserve Plan in effect for such year (provided, however, that any Consolidated Subsidiary which has a Subsidiary Reserve Plan in effect for any year shall constitute an Eligible Subsidiary for such year (a) with respect to all persons employed by such Consolidated Subsidiary who are not eligible for awards under such Subsidiary Reserve Plan and (b) if the Compensation and Option Committee shall so determine, with respect to all persons employed by such Consolidated Subsidiary who are eligible for awards under such Subsidiary Reserve Plan, during a transition period of not more than five years (as determined by such Committee) following the effective date of such Subsidiary Reserve Plan), or (ii) any unconsolidated Subsidiary substantially all of the voting stock or membership interest, as applicable, of which is owned, directly or indirectly, by the Company or by a Consolidated Subsidiary at any time during such year and which the Compensation and Option Committee in its sole discretion shall have determined should be regarded as eligible for the purposes of this Plan for such year."